Exhibit 3.1

BYLAWS

OF

COBIZ INC.

(Amended and restated on December 13, 2006)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.1.            Annual Meeting. The annual meeting of the shareholders of CoBiz Inc. (the “Corporation”) shall be held each year at a date and hour fixed by the board of directors of the Corporation, the Chairman of the Board, the Chief Executive Officer or the President, for the purpose of electing directors and transacting such other business as may come before the meeting.

Section 1.2.            Special Meeting.  Special meetings of the shareholders may be called for any purpose at any time by the board of directors, the Chairman, the Chief Executive Officer or the President.  The President shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed by shareholders owning, in the aggregate, shares representing not less than l0% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 1.3.            Place of Meeting.  The board of directors may designate any place, either within or outside the State of Colorado, as the place of meeting, whether called by the board of directors or otherwise.  If no designation is made by the board of directors, the place of meeting shall be the principal office of the Corporation.

Section 1.4.            Notice to Shareholders.

(a)           Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that if the Colorado Business Corporation Act (the “Act”) requires that notice be given at least a specified number of days in advance of a particular meeting, that requirement shall control.  Notice of a special meeting shall include a description of the purpose or purposes of the meeting.  Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except as otherwise required by the Act.

(b)           Notice shall be given personally or by mail, private carrier, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting.  If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current record of shareholders, with postage prepaid.  If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

(c)           A new notice of an adjourned meeting need not be given if the date, time and place of the adjourned meeting are announced before adjournment, except that if the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.

(d)           A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. By attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 1.5.            Fixing of a Record Date.  For the purpose of determining shareholders entitled to be given notice of a meeting of shareholders, to demand a special meeting, to vote, to receive distributions (other than distributions involving a purchase, redemption or other acquisition of the Corporation’s shares) or share dividends or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, (i) the record date for a meeting of shareholders shall be the day before the date on which notice of the meeting is first given to shareholders, (ii) the record date for a distribution shall be the date on which the resolution of the board of directors providing for the distribution is adopted, and (iii) the record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment of such meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 1.6.            Voting List.

(a)           After the record date for a shareholders’ meeting has been fixed, the Secretary shall make a complete list of the shareholders entitled to be given notice of such meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment of such meeting, the list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held and shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 1.6 any holder of voting trust certificates) or an agent or attorney of a shareholder during regular business hours.

(b)           Any shareholder or an agent or attorney of a shareholder may, upon written demand, copy the list of shareholders during regular business hours and during the period it is available for inspection, if (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the list is directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies.

(c)           The shareholders list shall be available at the meeting and any shareholder or any agent or attorney of a shareholder shall be entitled to inspect the list at any time during the meeting or any adjournment.

Section 1.7.            Quorum and Manner of Acting.  A majority of the votes entitled to be cast on any matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group at any meeting of shareholders.  If a quorum is not present, a majority of the votes represented at the meeting may adjourn the meeting from time to time.  If a quorum is present at the adjourned meeting, any business may be transacted that may have been transacted at the meeting as originally noticed.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, except the election of directors, unless otherwise provided by the Act, these Bylaws, or the Articles of Incorporation.  Directors shall be elected by plurality vote as provided in the Act.  Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

Section 1.8.            Proxies.

(a)           At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by the shareholder’s duly authorized attorney-in-fact.  A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a facsimile or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the  Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months, unless a different period is expressly provided in the appointment form or similar writing.

(b)           Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

(c)           Revocation of a proxy does not affect the right of the Corporation to accept the proxy’s authority unless (i) the Corporation had notice that the proxy was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercise the proxy’s authority under the appointment.  Other notice of revocation may, in the discretion of the Corporation, be deemed to include appearance at a shareholders’ meeting and voting in person on any matter subject to a vote at such meeting by the shareholder who granted the proxy.

(d)           The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(e)           The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by the shareholder’s attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Section 1.9.            Conduct of Meetings.  The Chairman shall preside as chairman at each meeting of shareholders or, in the Chairman’s absence, the President shall so preside.  If neither the Chairman nor the President are present at the meeting, the board of directors shall designate another officer of the Corporation to preside at the meeting.  In the absence of a presiding officer determined in accordance with the preceding sentences of this Section 1.9, any person may be designated to preside at the meeting by a plurality vote of the shares represented and entitled to vote at the meeting.  The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting.

Section 1.10.          Advance Notice of Shareholder Proposals and Director Nominations.

(a)           Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under the Act and (ii) the shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations or to propose such business.

(b)           To be timely, a shareholder’s notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

(c)           To be in proper form a shareholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the shareholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of stock of the Corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated or the matter been proposed by the board of directors and (v) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Corporation if so elected.

(d)           The chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.

(e)           Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.10. Nothing in this Section 1.10 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in the Corporation’s proxy statement.

ARTICLE II
DIRECTORS

Section 2.1.            Board of Directors.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

Section 2.2.            Number.  The number of directors shall be fixed from time to time by resolution adopted by a majority of the entire board of directors.

Section 2.3.            Chairman. The board of directors shall elect one of its members to be Chairman of the Board to serve at the pleasure of the board of directors.  The Chairman shall preside at all meetings of the board of directors and shall have such powers and duties as from time to time may be assigned by the board of directors.  The board of directors may elect one or more directors to serve as Vice Chairman and to perform the duties of the Chairman in the Chairman’s absence.

Section 2.4.            Vacancies.  Vacancies on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by an affirmative vote of the majority of the remaining directors, whether or not they constitute a quorum.

Section 2.5.            Regular Meetings.  A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders.  The board of directors may provide by resolution the time and place for holding additional regular meetings without notice.

Section 2.6.            Special Meetings.  Special meetings of the board of directors may be called by the Chairman, the Chief Executive Officer, the President or at the request of two or more directors. The person or persons authorized to call special meetings of the board of directors may fix the time and place for holding the special meeting, except that no meeting shall be called outside the State of Colorado unless a majority of the board of directors has so authorized.

Section 2.7.            Notice.

(a)           Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at the director’s business address, or by notice transmitted by electronically transmitted facsimile, electronic mail or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by electronically transmitted facsimile, electronic mail or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

(b)           A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records.  A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless at the beginning of the meeting, or promptly upon the director’s later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

Section 2.8.            Quorum.  A majority of the number of directors fixed by the board of directors pursuant to Section 2.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors.  If less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

Section 2.9.            Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 2.10.          Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 2.10 is effective at the time the last director signs a writing describing the action taken. Any director may revoke the director’s consent by a writing signed by the director and received by the President or the Secretary of the Corporation before the effectiveness of the action.

Section 2.11.          Telephonic Meetings.  Any director (or any member of a committee designated by the board of directors) may participate in a regular or special meeting of the board of directors or a committee of the board of directors through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director or committee member participating in a meeting in this manner is deemed to be present in person at the meeting.

Section 2.12.          Committees.

(a)           The board of directors shall from time to time appoint an Executive Committee composed of two or more directors who shall serve until the next annual meeting of the board of directors held after the annual meeting of shareholders and until their successors are appointed. The Executive Committee may exercise all powers of the board of directors between the meetings of the board except as otherwise provided in the Act or these bylaws, and for this purpose, references in these bylaws to the board of directors shall be deemed to include references to the Executive Committee.  The board of directors may designate from the members of the Executive Committee a Chairman of the Executive Committee. If the board of directors does not make such designation, the members of the Executive Committee may designate a Chairman of the Executive Committee.

(b)           The board of directors shall from time to time appoint an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee composed of two or more directors who shall serve until the next annual meeting of the board of directors held after the annual meeting of shareholders and until their successors are appointed.  Each such committee shall have the powers and responsibilities determined by the board of directors.  The board of directors shall periodically approve a charter describing the qualifications of members and the duties of each such committee consistent with the requirements of law, including the Securities Exchange Act of 1934, as amended, regulations promulgated by the Securities and Exchange Commission thereunder, and the rules or listing standards of any stock exchange on which the Company’s shares are approved for trading.

(c)           The board of directors may from time to time create one or more other committees of the board in the manner provided in the Act and may invest such committees with any portion of the authority of the board of directors, except that no committee of the board of directors shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee of the board, (iv) amend articles of incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors.

(d)           Sections 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11, which govern meetings, notice, waiver of notice, quorum, voting requirements, action without a meeting and telephonic meetings, shall apply to committees and their members appointed under this Section 2.12.

ARTICLE III
OFFICERS AND EMPLOYEES

Section 3.1.            General.  The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board of directors may appoint such other officers, assistant officers, committees and agents, including assistant Secretaries and assistant Treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board of directors shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the President of the Corporation.

Section 3.2.            Appointment and Term in Office.  The officers of the Corporation shall be appointed by the board of directors at each annual meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as may be convenient. Each officer shall hold office until the earlier of (i) such officer’s resignation, removal or death or (ii) the expiration of the term of the board of directors that appointed such officer, and in any case, until the officer’s successor has been duly appointed and qualified.

Section 3.3.            Resignation and Removal.  An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.  Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board of directors. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

Section 3.4.            Chief Executive Officer.  The Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the Corporation.  The Chief Executive

Officer shall see that all orders and resolutions of the board of directors and any committee thereof are carried into effect.  The Chief Executive Officer shall also have, and may exercise, such further powers and duties as from time to time may be assigned by the board of directors.

Section 3.5.            President.  The President shall oversee the day-to-day business operations of the Corporation.  In the absence of the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer.  The President shall also have, and may exercise, such further powers and duties as from time to time may be assigned by the board of directors or the Chief Executive Officer.

Section 3.6.            Secretary.  The Secretary shall attend all meetings of the shareholders, board of directors or any committee of the board of directors and record all votes and keep minutes of all proceedings, see that proper notice is given of all meetings of the shareholders of the Corporation and of the board of directors and keep in safe custody the contracts, books and corporate records of the Corporation.  The Secretary shall exercise any other powers and duties pertaining by law or practice to the office of Treasurer or assigned by the board of directors, the Chief Executive Officer or the President.

Section 3.7.            Treasurer.  The Treasurer shall be responsible for the keeping of proper books and financial records of all transactions of the Corporation, filing required reports to taxing and regulatory agencies, and exercising any other powers and duties pertaining by law or practice to the office of Treasurer or assigned by the board of directors, the Chief Executive Officer or the President.

Section 3.8.            Other Officers.  The board of directors may appoint Vice Presidents and other officers and attorneys-in-fact as from time to time may be required or desirable to transact the business of the Corporation.  Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be assigned to them by the board of directors, the Chief Executive Officer or the President.

ARTICLE IV
EXECUTION OF INSTRUMENTS; VOTING OF INTERESTS

Section 4.1.            Execution of Instruments.  All agreements, contracts, indentures, mortgages, notes, bonds, guarantees, deeds, conveyances, transfers, checks, discharges, releases, satisfactions, settlements, affidavits, powers of attorney and other instruments or documents may be signed, executed, acknowledged, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or such other officers, employees or agents as the board of directors or any of such designated officers or individuals may direct.

Section 4.2.            Voting of Ownership Interests.  The Chief Executive Officer, the President, any Vice President or such other officers, employees or agents as the board of directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of stock or other ownership interests in any other corporation, association, limited liability company, partnership or other entity standing in the name of the Corporation.  The authority granted by this Section 4.2 may be exercised either by any of the individuals in person or by any proxy or power of attorney duly executed by any such individual.

ARTICLE V
SHARES AND THEIR TRANSFER

Section 5.1.            Shares.  Shares of the Corporation may but need not be represented by certificates.  Upon request, any holder of uncertificated shares will be entitled to receive a certificate.  Each certificate shall be in such form and shall contain such information consistent with law as shall be prescribed by the board of directors and shall be signed, either manually or by facsimile, by the Chief Executive Officer or the President.

Section 5.2.            Transfer of Shares.  Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the board of directors.

Section 5.3.            Transfer Agent.  The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

Section 6.1.            Indemnification.

(a)           The Corporation shall indemnify and advance expenses to each of its directors to the maximum extent now or hereafter permitted by the Act or any successor law.

(b)           The Corporation shall indemnify and advance expenses to each of its officers to the same extent as a director and may indemnify and advance expenses to any officer who is not a director to such greater extent now or hereafter permitted by the Act as the Corporation may determine by general or specific action of the board of directors, by contract or otherwise.

(c)           The Corporation may, in its discretion, but shall not be obligated to, indemnify and advance expenses to any employee, fiduciary or agent of the Corporation who is not a director to such extent now or hereafter permitted by the Act as the Corporation may determine by general or specific action of the board of directors, by contract or otherwise.

(d)           The Corporation may enter into contracts with any of its directors, officers, employees, fiduciaries or agents providing for the indemnification or advancement of expenses to such person to an extent not inconsistent with the Act.

(e)           For purposes of this Article VI, references to directors, officers, employees, fiduciaries and agents or the Corporation shall be deemed to include former directors, officers, employees, fiduciaries and agents and directors, officers, employees, fiduciaries and agents of any corporation or other entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(f)            Notwithstanding anything to the contrary in this Section 6.1, the Corporation shall not indemnify or advance expenses to any person in connection with an administrative proceeding instituted by a banking regulatory agency that results in a final order assessing civil money penalties or requiring affirmative action by the person in the form of payments to the Corporation or any of its banking subsidiaries.

Section 6.2.            Insurance. By action of the board of directors, notwithstanding any interest of  the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation against any liability asserted against, or incurred by, such person in that capacity or arising out of such status, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

Section 6.3.            Notice to Shareholders.  If the Corporation indemnifies or advances expenses to a director under Section 6.1 in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting.  If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Section 6.4.            Amendment or Repeal. No amendment to or repeal of this Article shall adversely affect the rights of any person in respect of acts or omissions occurring prior to the effective date of the amendment or repeal, whether or not a proceeding has been initiated at the time of such amendment or repeal.

ARTICLE VII
MISCELLANEOUS

Section 7.1.            Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “seal” and “Colorado.”

Section 7.2.            Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

Section 7.3.            Amendments.  The board of directors shall have the power, to the maximum extent permitted by the Act, to make, amend and repeal the bylaws of the Corporation at any regular or special meeting of the board of directors unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw.  The shareholders also shall have the power to make, amend or repeal the bylaws of the Corporation at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose.